UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
 Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2007 (July 20, 2007)

Mediware Information Systems, Inc.

(Exact name of registrant as specified in its charter)

New York	1-10768	11-2209324
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11711 West 79th Street, Lenexa, KS	66214
(Address of principal executive officer)	(Zip Code)

Registrant's telephone number, including area code	(913) 307-1000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05 Costs Associated with Exit or Disposal Activities.

On July 20, 2007, Mediware Information Systems, Inc. (“Mediware” or the “Company”) announced the consolidation of its three business units into a single business unit.  Mediware’s divisions have historically operated as separate business units with redundant business functions across each unit.  The consolidation of operations and elimination of redundant business functions is intended to reduce costs and lower corporate overhead and to accelerate the growth of the Company’s two primary businesses, blood and medication management.

The Company anticipates these actions will result in net annual operating expense cost savings of approximately $1.7 million to $1.9 million.   The savings will result primarily from the closing of a small office and the reduction of approximately twenty employees, a significant portion of whom were in the perioperative management division.  Mediware will continue to provide support service for its perioperative management products but no longer intends to invest in the growth in this area.   The majority of the consolidation activities are expected to be completed in the first quarter of fiscal 2008.

These consolidation activities constitute a restructuring and an exit activity under Statement of Financial Accounting Standards No. 146, Accounting for Costs Associated with Exit or Disposal Activities, which will result in charges under accounting principles generally accepted in the United States of America. Total consolidation costs are expected to be within a range of $350,000 to $500,000 of which approximately $325,000 should be recognized in the first quarter of fiscal 2008.  Of the total costs, $325,000 are expected to be one-time termination benefits all of which are expected to be cash expenditures.  The remaining costs are expected to be cash expenditures in future periods related primarily to closing the facility.  The Company’s cost estimates and expected cost savings are subject to a number of assumptions, including assumptions regarding the number of employees accepting severance packages and future sublease rental rates and terms, and actual results may differ, perhaps materially.

Item 7.01 Regulation FD Disclosure.

On July 20, 2007, the Company issued a press release announcing the consolidation activities described in Item 2.05.  The press release is attached hereto as Exhibit 99.1. This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and is not incorporated by reference into any filing of the Company, whether made before or after the date of this report, regardless of any general incorporation language in the filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 99.1	Press Release of Mediware Information Systems, Inc., dated July 20, 2007, announcing consolidation activities.

Forward-Looking Statements Caution:

This Report on Form 8-K contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements within the meaning of Section 21E of the Exchange Act. The words “anticipates” “expected,” “should,” “intended” and similar expressions identify some of the forward-looking statements. Forward-looking statements are not guarantees of performance or future results and involve risks, uncertainties and assumptions. The factors discussed in the Company’s Forms 10-Q for the quarters ended September 30, 2006, December 31, 2006 and March 31, 2007 and Form 10-K for the year ended June 30, 2006, could also cause actual results to differ materially from those indicated by the Company’s forward-looking statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

The cost estimates and expected cost savings were determined by the Company based on the operating information of the Company and upon certain assumptions that the Company believes to be reasonable.  The estimates are subject to a number of assumptions, including assumptions regarding the number of employees accepting severance packages and future sublease rental rates and terms, which depend upon the actions of persons other than the Company or other factors beyond the control of the Company.  If the assumptions do not prove correct, the Company may not realize the cost estimates or cost savings identified in this Current Report on Form 8-K.  Furthermore, the consolidation may prove not to increase the profitability of the Company and any benefit obtained from the reduction of expenses may be for a limited duration.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIWARE INFORMATION SYSTEMS, INC

Date: July 22, 2007	By:	/s/ James Burgess
James Burgess
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mediware Information Systems, Inc., dated July 20, 2007.